EXHIBIT 10.1

MINERAL PROPERTY OPTION AGREEMENT

THIS AGREEMENT is dated the 12 of February, 2008.

BETWEEN

Allora Minerals Inc. a company duly incorporated in the State of Nevada having an office at Suite 212, 1802 North Carson Street, Carson City, Nevada 89701

(“Purchaser”)

AND

George Francis Lee, of PO Box 343 Donnybrook Western Australia 6239

(“Owner”)

WHEREAS

A.
The Owner own certain mineral claims legally and beneficially free of any encumbrances and located in the Murchison Mineralfield in Western Australia and more particularly described on the attached Schedule “A” and known as the Albury Heath Prospecting Licences (collectively the “Property”).

B.
The Owner wish to grant an exclusive option to the Purchaser to acquire one hundred percent (100%) interest in and to the Property and the Purchasers wishes to acquire the same on the terms and conditions set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1.	GRANT OF OPTION

1.1 The Owner hereby gives and grants the Purchaser the sole and exclusive right and option (the “Option”) to acquire from the Owner a one hundred percent (100%) undivided legal, beneficial and register-able interest in and to the Property in accordance with the terms of this Agreement.

1.2 The consideration (“Options Price”) in order for the Purchaser to exercise the Option and to earn its interest in the Property will be as follows:

1.2	Upon signing this formal option agreement, cash consideration of $4000, Australian.

1.2.1	Net Smelter Return Royalty: The property shall not be subject to net smelter returns

1.2.2
Maintenance of Property in Good Standing: During the tenure of the option, the Optionee shall meet the minimum expenditure commitment on the property and shall arrange and pay for sufficient exploration work to be carried out on the property to keep the property in good standing from the date of the agreement. Expenditure shall be of a nature that is permissible to be claimed as expenditure in connection with mining as defined by the Mining Act 1978 and Mining Regulations 1981 (as amended). Expenditure can include geological services, drilling , sampling, assaying, aerial photography, any geotechnical service such as geophysics, aerial magnetic surveys, ground surveys, field inspections by qualified persons, being geologists and geoscientists, mapping, soil sampling, stream sediment sampling and any other reconised geological service that can be applied to the tenements that will investigate the potential of the tenements

1.2.3
The tenements have a minimum expenditure commitment of $15,000, Australian, which should be incurred annually by December 3, 2008. The owner undertakes to meet that commitment for the year ending December 3, 2008. There after, the purchaser will meet the annual commitment for the period from December 4, 2008 to December 3, 2011 and in addition will incur exploration expenditures of $200,000 Australian, during the period from the date of this agreement to December 3, 2011.

1.2.4
The exercise price of the option is $250,000 cash to be paid at the same time that the Notice of Exercise of Option is sent to the Owner. The payment is to be made in Australian Dollars and can be made by a recognised Bank Cheque.

1.3  Upon failure of the Purchaser to deliver the consideration comprising the Option payment or fails to undertake the minimum expenditure requirements within the time periods set forth herein, the Owner shall provide the Purchaser with a written notice of default and the Purchaser shall have a period of 30 days following receipt of such notice of default to rectify the same, failing which this Agreement shall automatically terminate at the end of such 30 days notice period without further notice from the Owner.

2.	REGISTRATION AND TRANSFER OF PROPERTY INTEREST

2.1 Upon request by the Purchaser and at any time after the terms of this Agreement have been met, the Owner shall transfer the Property to the Purchase and record the transfer with appropriate recorded.

3.	REPRESENTATIONS AND WARRANTIES

3.1 The Purchaser represents and warrants to the Owner that:

a)	it is a company duly incorporated, validly subsisting, and in good standing under the laws of the State of Nevada;

b)	it has full power and authority to enter into and perform its obligations under this Agreement;

c)	and the signing, delivery and performance of this Agreement will not conflict with any other Agreement.

d)	The Purchaser is not a reporting issuer and the common shares of the Purchaser are not listed for trading any stock exchange.

3.2 The Owner hereby represents and warrants to the Purchaser that:

(a)	They have full power, capacity and authority to enter into and perform their obligations under this Agreement;

(b)
They are the beneficial owner and registered owner of a 100% undivided interest in all of the mineral interests comprising the Property, free and clear of all liens, charges and encumbrances and no taxes or rental are due with respect to the Property;

(c)	The Property is accurately described in Schedule A atatched hereto and forming a material part of this Agreement;

(d)	To the best of their knowledge, there are no restrictions on exploration and development on the Property or of the removal of minerals from the Property

(e)	The Owner have the exclusive right to enter into this Agreement and have all necessary authority to dispose of their interest in and to the Property in accordance with the terms of this Agreement

(f)	There are no pending or threatened actions, suits, claims or proceeding regarding the Property or any portion thereof of which the Owner are aware.

4.	COVENANTS OF THE OWNER

4.1 While the Option remains outstanding, the Owner covenants and agree to the Purchaser that:

(a)	As long as the Purchaser is not in default hereunder, not do any act or thing which would in any way adversely affect the rights of the Purchaser hereunder

(b)
Make available to the Purchaser and its representatives all records, maps, drill core and files in their possession relating to the Property and permit the Purchaser and its representative at their own risk and expense to take abstracts there form and make copies thereof;

(c)	Co-operate with the Purchasers in obtaining any access, surface or other rights on or related to the Property s the Purchaser reasonable deems desirable;

(d)	For three years, the Owner will not stake any further claims/property within 2 kilometres from the Property.

5.	ASSIGNMENT

5.1 Upon providing written notice to the other party in accordance with the terms of this Agreement, either party may assign its respective rights and obligations under this Agreement, provided that the assignee executes an assumption of all of the assignor's obligations hereunder and agrees to be bound by all terms and conditions of this Agreement. No such assignment shall in any way enlarge or diminish the right of obligations of the Purchaser or Owner hereunder. Upon the assumption by the assignee of the assignor’s obligations, the assigning party shall be fully released from and shall not be liable or responsible to the non-assigning party in any way for any duties, costs, payments or other liabilities or obligations that thereafter arise or accrue directly or indirectly under this Agreement

6.	TERMINATION OF OPTION

6.1 The Purchaser may at any time terminate this Agreement by giving 30-day advance written notice of said termination to Owner. On or promptly after delivery of the notice of termination, the Owner shall execute and deliver to the Purchaser a written release of the Agreement in proper form for recording. The Purchaser shall be required to pay all payments whatsoever owed to the owner at the time of termination.

7.	GENERAL PROVISIONS

7.1.1	Events of force majeure shall suspend the obligations of the parties hereto for their duration, except for payments of sums of money and for taxes and fees due and owing on the Property.

7.1.2	It is understood and agreed that the language of this agreement is English with the consent of the parties hereto.

7.1.3	This agreement shall be governed by the laws of the State of Nevada.

7.1.4
In the event of a dispute between the parties arising out of this agreement the matter shall be referred to the arbitration of one person. The decision of the arbitrator so appointed shall be final and binding upon the parties hereto. All costs and expenses of such arbitration shall be borne by the parties hereto equally. This agreement constitutes the entire agreement between the Purchaser and the Owner pertaining to the Property and supercedes all prior and contemporaneous agreements, whether oral or written, between the parties in connection with the Claims. No supplement, modification or waiver of this agreement shall be binding unless executed in writing by the parties to be bound thereby.

7.1.5	The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect this agreement to its full effect.

7.1.6	Time shall be of the essence in the performance of this agreement.

7.1.7	This agreement shall enure to the benefit of and be binding on the parties hereto and their respective successors and assigns.

7.1.8
This agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which will constitute one agreement. Facsimile signatures are acceptable and binding.

This Agreement may be executed in several counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed are deemed to be an original and such counterparts and facsimile copies together will constitute one and the same instrument.

Yours truly,

ALLORA MINERALS INC.

Per:

A.TARULLI, CHAIRMAN

ACCEPTED AND AGREED TO:

Signed, Sealed and Delivered by	)
)
)
)
in the presence of:	)	George Francis Lee
)
)
)
Witness (Signature))
)
)
)
Name (please print))
)
)
Address	)
)

City, State, Country

SCHEDULE “A”

PROPERTIES

TENURE NO.	CLAIM NAME	CLAIM EXPIRY	SIZE

Prospecting Licence 51/2529	Albury Heath 1	March 12, 2011	191 ha.

Prospecting Licence 51/2530	Albury Heath 2	March 12, 2011	162 ha